EXHIBIT 99.1

PRESS RELEASE

National Penn media contact:
Ms. Catharine Bower, VP & Communications Manager
610-369-6618
csbower@natpennbank.com

National Penn investor contact:
Ms. Michelle Debkowski, EVP & Chief IR Officer
610-369-6461
mhdebkowski@natpennbank.com

Christiana media and investor contact:
Mr. Chris J. Cusatis, SVP & CFO
302-888-7730
ccusatis@christianabank.com

NATIONAL PENN BANCSHARES, INC. TO ACQUIRE
CHRISTIANA BANK & TRUST COMPANY OF DELAWARE

Merger will add trust and wealth management businesses with strong growth potential; First entry into Delaware

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WEBCAST SCHEDULED FOR 9:30 A.M. JUNE 26, 2007
A live audio Webcast and slide presentation to discuss this transaction will be held on Tuesday,  June 26, 2007 at 9:30 a.m. EDT.
(See further details contained in this release.)

______________________

Boyertown, Pa. and Greenville, Del., June 25, 2007 — National Penn Bancshares, Inc. (Nasdaq: NPBC), the parent company of National Penn Bank, and Christiana Bank & Trust Company (OTCBB: CBTD) announced today that they have signed a definitive merger agreement under which National Penn Bancshares would acquire Christiana Bank & Trust in a transaction valued at $37.85 per share, or approximately $56.5 million in stock and cash.

Christiana Bank & Trust is a State of Delaware chartered banking corporation with $2.8 billion in trust assets under administration. Delaware’s favorable tax and legal environment make it an attractive place to do business. Corporations, financial advisors and individuals from across the

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country utilize Christiana Bank & Trust for Delaware Statutory Trusts, securitizations, insurance trusts, Dynasty Trusts, like-kind exchanges, Rabbi Trusts, portfolio custody and asset management. Christiana Bank & Trust has successfully combined the “Delaware Advantage” with a personalized approach to service that has resulted in revenue and earnings compound annual growth rates over the past five years of 20% and 47%, respectively.

“This transaction will accomplish three important goals of National Penn’s balanced growth strategy,” said Glenn E. Moyer, president and chief executive officer of National Penn Bancshares. “First, it adds another business with strong growth characteristics to our franchise. Second, it contributes to our longstanding efforts at diversifying our revenue base. Lastly, the transaction gains us a geographic presence in Delaware, a demographically attractive region immediately adjacent to National Penn’s existing coverage areas.”

Mr. Zissimos “Ziss” A. Frangopoulos, president and chief executive officer of Christiana Bank & Trust said, “We are extremely proud of the business we have built at Christiana. Our philosophy of delivering high-quality and professional service in a very personal and individual manner has brought tremendous value to our customers. We look forward with enthusiasm to our future association with a great company like National Penn.”

John A. Herdeg, Chairman of the Board of Christiana Bank & Trust said, “This is an excellent match for both Christiana and National Penn. By joining with National Penn, I believe we are superbly poised to take the business we have built to the next level of growth and profitability.”

Under the terms of the merger agreement, which was unanimously approved by the boards of directors of both companies:

•
Christiana Bank & Trust shareholders will be entitled to exchange each share of Christiana Bank & Trust common stock for 2.176 shares of National Penn Bancshares common stock or $37.69 in cash. This exchange ratio is subject to further adjustment as set forth in the definitive agreement based on changes in the market price of National Penn Bancshares common stock.

•
Christiana Bank & Trust shareholders may elect to receive cash, National Penn Bancshares common stock or a combination of both for their Christiana Bank and Trust shares. Additionally, the elections of Christiana Bank & Trust shareholders are further subject to allocation procedures that are intended to result in the exchange of 20% of the Christiana Bank & Trust shares for cash, and the remaining 80% exchanged for shares of National Penn common stock. For those shareholders electing to receive shares of National Penn Bancshares, the transaction is intended to be structured as a tax-free exchange for federal income tax purposes.

•	Options to purchase shares of Christiana Bank & Trust common stock will be converted into options to purchase shares of National Penn Bancshares common stock.

•
Christiana Bank & Trust will become a wholly-owned subsidiary of National Penn Bancshares, Inc., retaining its name and its status as a Delaware chartered banking corporation.  One member of Christiana Bank & Trust’s board will be offered a seat on the board of National Penn Bank. All present members of Christiana Bank & Trust’s board are expected to continue as directors of Christiana Bank & Trust after the merger, with National Penn naming additional members at closing.

•
The executive management team at Christiana Bank & Trust has entered into new employment agreements with National Penn Bancshares and Christiana, which will become effective upon the closing, and will continue to lead the combined company’s business expansion efforts in Delaware. Christiana Bank & Trust president and chief executive officer Zissimos A. Frangopoulos will remain as president and chief executive officer of Christiana Bank & Trust. Thomas A. Campbell, Executive Vice President, Trust, will continue in his current role in leading the successful Trust function following the merger.

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The transaction, anticipated to close in the first quarter of 2008, is subject to several conditions and contingencies, including approvals by the Federal Reserve Bank, the Delaware Office of the State Bank Commissioner and the affirmative vote of the shareholders of Christiana Bank & Trust. All directors and certain executive officers of Christiana Bank & Trust (collectively holding approximately 21% percent of the outstanding shares of Christiana Bank & Trust common stock) have agreed to vote in favor of the merger.

There are currently 1,491,671 shares of Christiana Bank & Trust common stock outstanding and 348,920 options outstanding at an average exercise price of $12.83. Based on a 10-day average closing price per share for National Penn Bancshares of $17.41, the 80% stock and 20% cash blended acquisition price per share of $37.85 represents 23.1 times Christiana Bank & Trust’s trailing twelve months earnings and 2.84 times Christiana Bank & Trust’s book value as of March 31, 2007.

The merger is expected to be accretive to National Penn Bancshares’ earnings per share in the second full year of combined operations, based on continued growth in the core business, anticipated revenue enhancements and cost savings. As with any earnings estimate, there are factors that could cause the actual results to differ materially. See “Cautionary Statement Regarding Forward-Looking Information” below.

Austin Associates LLC advised National Penn Bancshares and Keefe, Bruyette & Woods, Inc. provided a fairness opinion to Christiana Bank & Trust. Reed Smith LLP is legal counsel to National Penn Bancshares, and Thacher Proffitt & Wood LLP is legal counsel to Christiana Bank & Trust.

Webcast and Supplementary Information:

National Penn President and CEO Glenn E. Moyer and Group Executive Vice President Michael R. Reinhard will hold a Webcast for investors on Tuesday, June 26, 2007 at 9:30 a.m. regarding the announcement of the acquisition.

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The Webcast will be available online at National Penn's Web site at www.nationalpennbancshares.com. You may access the Webcast at www.nationalpennbancshares.com by clicking the "Live Webcast" link. To listen to the live presentation, please go to the Web site at least fifteen minutes early to download and install any necessary audio software. Participants who log on to the Webcast will have the opportunity to email National Penn Bancshares with their questions. National Penn will continue to accept emails until the conclusion of the presentation. National Penn Bancshares may not have adequate time to address each email received. For those who cannot listen to the live presentation, a replay will be available on the National Penn Web site for 30 days.

Or, to listen to the Webcast via audio conference, contact Catharine Bower at 610-369-6618, csbower@natpennbank.com for dial-in information.

About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc. is a $5.52 billion asset financial services company operating 80 offices in Pennsylvania through National Penn Bank and its FirstService Bank, HomeTowne Heritage Bank, Nittany Bank, and The Peoples Bank of Oxford divisions. The Peoples Bank of Oxford division also operates one community office in Cecil County, Maryland.

National Penn's financial services affiliates consist of National Penn Investors Trust Company; National Penn Capital Advisors, Inc.; Vantage Investment Advisors, L. L. C.; National Penn Mortgage Company; National Penn Insurance Agency, Inc.; and National Penn Leasing Company.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol "NPBC." Additional information about the National Penn family is available on the company's Web site at http://www.nationalpennbancshares.com.

About Christiana Bank & Trust Company:

Christiana Bank & Trust Company, headquartered in Greenville, Delaware, is listed on the OTC Bulletin Board under the symbol "CBTD." As of March 31, 2007, Christiana Bank & Trust had $166 million in assets, $143 million in deposits and 58 employees. In addition, it had $2.8 billion in trust assets under administration. Christiana provides personal and commercial banking as well as trust and asset management services from locations in Greenville and Wilmington, Delaware. In addition, Christiana Corporate Services, Inc., a wholly owned subsidiary of Christiana Bank & Trust, provides commercial domicile and agency services in Delaware. Monarch Management Services LLC, wholly owned by Christiana Corporate Services, Inc., provides commercial domicile services in Delaware. Christiana Trust Company LLC, a Nevada non-depository trust company, wholly owned by Christiana Bank & Trust, provides commercial domicile and trust services in Nevada.

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Cautionary Statement Regarding Forward-Looking Information:

This release contains forward-looking information about National Penn Bancshares, Inc., Christiana Bank & Trust Company and the combined operations of National Penn Bancshares, Inc. and Christiana Bank & Trust Company after the completion of the transactions described in the release that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies and their subsidiaries. National Penn Bancshares and Christiana Bank & Trust caution readers not to place undue reliance on these statements.

National Penn Bancshares’ and Christiana Bank & Trust’s businesses and operations, as well as their combined business and operations following the completion of the transactions described in the release, are and will be subject to a variety of risks, uncertainties and other factors. Consequently, their actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:  ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in National Penn Bancshares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006.  See “Additional Information About This Transaction” below. Neither National Penn Bancshares nor Christiana Bank & Trust makes any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Additional Information About This Transaction:

National Penn Bancshares intends to file a registration statement on Form S-4 in connection with the transaction, and together with Christiana Bank & Trust, intends to mail a proxy statement/prospectus to Christiana Bank & Trust shareholders in connection with the transaction. Shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when it is available) as well as other filings containing information about National Penn Bancshares, at the SEC's web site at www.sec.gov. A free copy of the proxy

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statement/prospectus, and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus, may also be obtained from National Penn Bancshares or Christiana Bank & Trust, by directing the request to either of the following persons:

Ms. Sandra L. Spayd	Mr. Chris J. Cusatis
Corporate Secretary	Senior Vice President and Chief Financial Officer
National Penn Bancshares, Inc.	Christiana Bank & Trust Company
Philadelphia and Reading Avenues	3801 Kennett Pike
Boyertown, PA 19512	Greenville, DE 19807
(610) 369-6202	(302) 888-7730

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